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EXHIBIT 23.0



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into previously filed Registration Statements on Forms S-8, (Nos. 333-34780, 333-43640, 333-52795,
333-54372, 333-80036, 333-80048 and 333-62017) and Forms S-3 (Nos. 333-72172,
333-69950, 333-64021, 333-08607, 333-43204, 333-52736, 333-56755, 333-64761 and
333-89341) by AVANT Immunotherapeutics, Inc.

/s/  Arthur Andersen LLP

St. Louis, Missouri
January 30, 2001